Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Julie Oakes/ Kate Thompson 212-355-4449

Compass Diversified Holdings Announces Common Share Offering

Westport, Conn., May 4, 2020 - Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), announced today that it has commenced a public offering of 5,000,000 common shares, with a 30-day option for the underwriters to purchase up to an additional 750,000 common shares. Net proceeds from the offering will be used to repay a portion of the outstanding balance of the Company’s revolving credit facility.

Morgan Stanley, BofA Securities, UBS Investment Bank and RBC Capital Markets are acting as joint book-running managers for this offering. A copy of the preliminary prospectus supplement relating to the offering may be obtained from the following addresses:

Morgan Stanley & Co. LLC	BofA Securities
180 Varick Street	NC1-004-03-43
New York, New York 10014	200 North College Street, 3rd Floor
Attn: Prospectus Department	Charlotte, NC 28255-0001
Email: prospectus@morganstanley.com	Attn: Prospectus Department
Email: dg.prospectus_requests@bofa.com

UBS Securities LLC	RBC Capital Markets, LLC
1285 Avenue of the Americas	200 Vesey Street
New York, New York 10019	New York, New York 10281
Attn: Prospectus Department	Attn: Transaction Management
Telephone: (888) 827-7275	Telephone: (866) 375-6829
Email: ol-prospectusrequest@ubs.com	Email: equityprospectus@rbccm.com

The offering will be made pursuant to an effective shelf registration statement and prospectus filed by CODI with the Securities and Exchange Commission (“SEC”). You may obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long-term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our nine majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design and manufacture of custom molded protective foam solutions and OE components (Foam Fabricators);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

•	The manufacture and marketing of portable food warming systems, creative indoor and outdoor lighting, and home fragrance solutions for the foodservice industry and consumer markets (Sterno); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).

This press release may contain certain forward-looking statements, including statements with regard to the use of proceeds of the offering. Words such as "believes," "expects," "projects," and "future," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2019 and in the Form 10-Q filed by CODI with the SEC for the quarter ended March 31, 2020, as well as other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.